Joint Acquisition Statement
Pursuant to Rule 13d-(1)(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on schedule 13D shall be filed on behalf of each of the undersigned with out the necessity of filing an additional joint acquisition statement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

After reasonable inquiry and to the best of its knowledge and belief, the undersigned certify that the information set forth in this Statement is true, complete and correct.

DATED as of this 16th day of February, 2004.

SPEAKING ROSES, LLC

By:	/s/
Name:	Blaine Harris
Title:	Manager

SIGNATURE FLOWERS, LLC

By:	/s/
Name:	Blaine Harris
Title:	Manager

FAMILY PROPERTIES, LLC

By:	/s/
Name:	Roland N. Walker
Title:	Manager

By:	/s/
Name:	Hector Rene Rodriguez Marchant

By:	/s/
Name:	Douglas P. Morris
By:	/s/
Name:	Blaine Harris

By:	/s/
Name:	Roland N. Walker